Exhibit 10.47
CHENIERE ENERGY, INC.
2020 Incentive Plan

DEFERRED Stock UNIT AWARD AGREEMENT

1.Award. Cheniere Energy, Inc., a Delaware corporation (the “Company”), has awarded the undersigned Participant (for purposes of this Agreement, the “Participant”) deferred stock units (this “Award”) effective as of the date set forth on the signature page hereto (the “Grant Date”) pursuant to the Company’s 2020 Incentive Plan (as amended or restated from time to time, the “Plan”). Unless otherwise defined in this Deferred Stock Unit Award Agreement (this “Agreement”), capitalized terms used herein shall have the meanings assigned to them in the Plan.
2.Deferred Stock Units. The Company hereby awards the Participant the number of deferred stock units set forth in Schedule A (the “DSUs”). Each DSU constitutes an unfunded and unsecured promise by the Company to deliver (or cause to be delivered) one share of common stock, $0.003 par value per share, of the Company (a “Share”). The DSUs will be subject to vesting in accordance with Paragraph 3 below.

3.Vesting. The DSUs shall vest and the forfeiture restrictions shall lapse as set forth on Schedule A, provided that the Participant remains continuously engaged as a Director of the Company. If the Participant no longer serves as a Director of the Company, any DSUs not then vested shall not vest (except as otherwise provided herein) and shall be forfeited back to the Company; provided, however, that any such DSUs not then vested shall vest (i) in the event that on or within one (1) year after the effective date of a Change of Control, the Participant ceases to serve as a Director of the Company (whether due to resignation, removal, not being re-elected by the stockholders or not standing for re-election or otherwise) other than due to removal for Cause, (ii) upon the death or Disability of the Participant[, or] (iii) if the Participant retires as a Director of the Company as a result of the mandatory director retirement policy adopted by the Board, as in effect from time to time[ or (iv) as to a pro rata portion of such DSUs if, other than on or within one (1) year after the effective date of a Change of Control, Participant’s service as a Director of the Company terminates (A) upon the request of the Board, including as a result of Board refreshment or retirement initiatives or (B) in the case of a Director designated to serve on the Board on behalf of a Company shareholder, upon the removal or replacement by, or upon the request of, such shareholder and, in each case, where the Director has not engaged in action that would result in removal for Cause, with such proration determined based on the number of days following the grant date during which the Participant served as a Director of the Company, relative to the total number of days in the applicable vesting period].¹

4.Effect of the Plan. The DSUs granted to the Participant are subject to all of the provisions of the Plan and this Agreement, together with all of the rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan including the restrictions in the Plan on the transferability of awards; provided, however, that in the event of a conflict between any provision of the Plan and this Agreement, the provisions of this Agreement shall control but only to the extent such conflict is permitted under the Plan.

5.Change in Control. In the event of a Change in Control of the Company, this Grant will be treated in accordance with the Plan, director deferred compensation plan (the “Director Deferred Compensation Plan”) or other agreement between the Company and the Participant, if applicable, and in the event of any conflict among such arrangements, this Grant will be treated in accordance with such arrangement that provides the Participant the most favorable treatment.

¹Applicable to awards that vest annually.

6.Settlement. Subject to the Director Deferred Compensation Plan, one Share will be delivered in respect of each vested DSU pursuant to the payment date specified in the Director Deferred Compensation Plan and election thereunder. All ordinary cash dividends that would have been paid upon any Shares delivered in respect of the vested DSUs had such Shares been issued as of the Grant Date (as determined by the Committee) will be paid to the Participant (without interest) on the date on which the DSUs are settled in accordance with this Paragraph 6 to the extent that the DSUs vest.

7.Certain Restrictions. By entering into this Agreement, the Participant acknowledges that he or she has received a copy of the Plan and agrees that the Participant will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with applicable securities and other applicable laws, rules or regulations, or with this document or the terms of the Plan.

8.Amendment and Termination; Waiver. This Agreement, together with the Plan, constitutes the entire agreement by the Participant and the Company with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the Participant and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may not be amended or terminated by the Company in a manner that would be materially adverse to the Participant without the written consent of the Participant, provided that the Company may amend this Agreement unilaterally (a) as provided in the Plan or (b) if the Company determines that an amendment is necessary to comply with applicable law (including the requirements of the Code). Any provision for the benefit of the Company contained in this Agreement may be waived in writing, either generally or in any particular instance, by the Company. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

9.Unsecured Obligation. The Company’s obligation under this Agreement shall be an unfunded and unsecured promise. The Participant’s right to receive the payments and benefits contemplated hereby from the Company under this Agreement shall be no greater than the right of any unsecured general creditor of the Company, and the Participant shall not have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

10.No Right To Continued Services. Neither this Grant nor anything in this Agreement shall confer upon the Participant any right to continued services with the Company (or its Affiliates or their respective successors) or shall interfere in any way with the right of the Company (or its Affiliates or their respective successors) to terminate the Participant’s services at any time.

11.Tax Matters; No Guarantee of Tax Consequences. This Agreement is intended to be exempt from, or to comply with, the requirements of Section 409A of the Code and this Agreement shall be interpreted accordingly; provided that in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Each payment under this Agreement will be treated as a separate payment for purposes of Section 409A of the Code. The Company makes no commitment or guarantee to the Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

12.Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law (in which case such federal law shall apply).

13.Severability; Interpretive Matters. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement granted hereunder for construction or interpretation.

14.Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same force and effect as if the signature thereto and hereto were upon the same instrument.

[Remainder of Page Blank – Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date indicated below.

COMPANY:

CHENIERE ENERGY, INC.
By:
Name:
Title:

I hereby accept the Award subject to all of the terms and provisions hereof. I acknowledge and agree that the Award shall vest and become payable, if at all, only during the period of my continued service with the Company or as otherwise provided in this Agreement (not through the act of issuing the Award).

PARTICIPANT:
By:
Name:

Grant Date:

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